EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K of Weight Watchers International, Inc. (the “Company”) for the fiscal year ended January 1, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ann M. Sardini, certify, pursuant to 18 U.S.C. Section 1350, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 2, 2011	Signature:	/S/ ANN M. SARDINI
Ann M. Sardini Chief Financial Officer (Principal Financial and Accounting Officer)